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                                                                   Exhibit 23.1


                           Form 10-K December 31, 1995


                                                    Commission File No. 1-8491


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the registration statements of Hecla Mining Company and subsidiaries on Form S-3 (File No. 33-72832 and No. 33-59659) and Forms S-8 (File No. 33-7833, 33-41833, 33-14758, 33-40691, 33-60095
and 33-60099) of our report, which includes an explanatory paragraph concerning changes in accounting for impairment of long-lived assets as of January 1, 1995, and accounting for investments as of January 1, 1994, dated February 2, 1996, except for the last paragraph of Note 6 as to which the date is February 7, 1996, on our audits of the consolidated financial statements of Hecla Mining Company and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Spokane, Washington
March 11, 1996